UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2022

NeuroBo Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor Boston, Massachusetts 02116 (Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.

License Agreement

On September 14, 2022, NeuroBo Pharmaceuticals, Inc. (the “Company,” “us” or “we”) entered an exclusive license agreement (the “License Agreement”) with Dong-A ST Co., Ltd. (“Dong-A”) pursuant to which, subject to the conditions set forth therein, we would receive an exclusive license (other than in the Republic of Korea and certain other Asian countries) to two proprietary compounds for specified indications. The License Agreement covers the rights to a compound referred to as DA-1241 for treatment of nonalcoholic steatohepatitis (“NASH”) and a compound referred to as DA-1726 for treatment of obesity and NASH. We may also develop DA-1241 for the treatment of Type 2 Diabetes Mellius. The effectiveness of the License Agreement is contingent upon the Company closing the Qualified Financing as described below.

Under the terms of the License Agreement, Dong-A will (i) receive an upfront payment of $22,000,000, which will be paid in shares of a new series of preferred stock designated as “Series A Convertible Preferred Stock”, par value $0.001 per share (the “Series A Preferred Stock”), of the Company under the terms of the Securities Purchase Agreement (as defined below) (the “Upfront License Payment”), which will be convertible into common stock upon our obtaining the Stockholder Approval (as defined below); (ii) be eligible to receive single digit royalties on net sales received by the Company from the commercial sale of products covering DA-1241 or DA-1726; (iii) be eligible to receive commercial-based milestone payments, dependent upon the achievement of specific commercial developments; and (iv) be eligible to receive regulatory milestone payments of up to $178 million for DA-1726 and $138 million for DA-1241, be eligible to receive regulatory milestone payments of up to $178 million for DA-1726 and $138 million for DA-1241, dependent upon the achievement of specific regulatory developments.

The term of the License Agreement continues on a product-by-product and country-by country basis until the later of (i) the fifth anniversary of the first commercial sale of such product in such country, (ii) the expiration or termination of the last valid patent claim that covers a product in such country and (iii) the loss of regulatory exclusivity for such product in such jurisdiction. Either Dong-A or the Company may terminate the License Agreement (i) if the other party is in material breach of the agreement and has not cured or started to cure the breach within 60 days of notice of such breach; provided that if the breach cannot be cured within the 60-day period and the breaching party started to remedy the breach, if such breach is not cured within 90 days of receipt of written notice, (ii) if the other party is subject to a bankruptcy or insolvency event (subject to a 30-day cure period in the case of a petition for bankruptcy) or (iii) if the Company fails to complete the Qualified Financing by December 31, 2022 (or January 31, 2023 under specified circumstances set forth in the License Agreement).

The License Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Shared Services Agreement

On September 14, 2022, in connection with the License Agreement, we and Dong-A entered into a shared services agreement (the “Shared Services Agreement”). The Shared Services Agreement provides that Dong-A will provide technical support, pre-clinical development, and clinical trials support services in exchange for payment to Dong-A as set forth therein. In addition, the Shared Services Agreement provides that Dong-A will manufacture all of our clinical requirements of DA-1241 and DA-1726 under the terms provided in the Shared Services Agreement.

Either party may terminate the Shared Services Agreement for the other party’s material breach that is not cured within 30 days of notice. Dong-A may also terminate the Shared Services Agreement in part on a service-by-service or product-by-product basis upon a breach by us which is not cured within 30 days.

The Shared Services Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Securities Purchase Agreement

On September 14, 2022, in connection with the License Agreement, we entered into a Securities Purchase Agreement with Dong-A (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, upon the consummation of the License Agreement and a Qualified Financing (as defined below) (i) Dong-A will receive the Upfront License Payment and (ii) Dong-A will purchase from the Company $15 million in value of shares of Series A Preferred Stock and a number of warrants to purchase shares of our common stock (the “Warrants”) substantially equivalent to those issued to investors in respect of the Qualified Financing (the “Dong-A Financing”). The closing of the Dong-A Financing is contingent upon (i) our issuance and sale of common stock or other shares and instruments convertible into or exercisable for shares of our common stock to investors other than Dong-A resulting in gross proceeds of at least $15 million (a “Qualified Financing”), (ii)  delivery of lock-up agreements by all of our directors and officers and their affiliates and support agreements from certain stockholders agreeing to vote their shares of common stock in favor of the proposals to obtain the Stockholder Approval, and (iii) satisfaction or waiver of the other conditions described in the Securities Purchase Agreement. The stockholders party to the support agreements hold, in the aggregate, approximately 34% of the voting power of our common stock outstanding.

At such time as we obtain the requisite stockholder approval under Nasdaq listing rule 5635 (or its successor) for the issuance of the common stock underlying the Series A Preferred Stock (the “Stockholder Approval”), such shares of the Series A Preferred Stock will automatically convert into shares of our common stock at a conversion price equal to the price per share in the Qualified Financing. The rights and preferences of the Series A Preferred Stock will be designated by the Company’s board of directors (the “Board”) in a certificate of designations which will be filed with the Delaware Secretary of State in the form attached to the Securities Purchase Agreement. The Warrants may not be exercised by Dong-A prior to our receipt of the Stockholder Approval.

Pursuant to the Securities Purchase Agreement, we have agreed to call a special meeting of stockholders not later than 60 days after the closing under the Securities Purchase Agreement to obtain the Stockholder Approval, with respect to the shares of our common stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the Warrants issued under the Securities Purchase Agreement. We agreed to prepare and file a proxy statement with respect to such special meeting of stockholders within 10 days after the closing under the Securities Purchase Agreement. In the event that we do not obtain the Stockholder Approval at the first stockholder meeting, we are obligated to hold a meeting every four months thereafter.

Ladenburg Thalmann & Co. Inc. served as placement agent and will receive a placement fee with respect to the securities sold in the Dong-A Financing.

The Series A Preferred Stock and any warrants sold under the Securities Purchase Agreement, together with any common stock issuable upon conversion or exercise thereof, as the case may be, are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The Securities Purchase Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Registration Rights Agreement

In connection with the Securities Purchase Agreement, on September 14, 2022, we entered into a registration rights agreement with Dong-A and certain other stockholders (the “Registration Rights Agreement”). The Registration Rights Agreement provides Dong-A with demand and piggyback registration rights, including the right to two long-form registration statements. In addition, we agreed to file, within 30 days following the Stockholder Approval, a registration statement to register the shares of common stock issuable upon: (i) the conversion of the Series A Preferred Stock, (ii) shares of our common stock issuable upon the exercise of the Warrants; and (iii) any other common stock held by the parties to the Registration Rights Agreement (the “Registrable Securities”); and to use commercially reasonable efforts to cause each registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the 60th day after Stockholder Approval (or in case the Securities and Exchange Commission reviews the registration statement, the 90th date after Stockholder Approval); provided that if we are notified that the registration statement is not being reviewed or is no longer subject to comment, we are required to make the registration statement effective by the fourth trading day after such date. We agreed to use our commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such registration statement have been sold or are otherwise able to be sold pursuant to Rule 144.

The Registration Rights Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Investor Rights Agreement

On September 14, 2022, we entered into an investor rights agreement with Dong-A (the “Investor Rights Agreement”) pursuant to which, following our receipt of the Stockholder Approval, Dong-A will have the right, subject to the terms thereof, to designate for appointment to the Board that number of directors commensurate with Dong-A’s and its affiliates’ beneficial ownership of our common stock, with the number of directors that Dong-A is entitled to designate rounded up to the nearest whole number (the “DA Designees”). Upon obtaining the Stockholder Approval, to the extent necessary to permit the designation of the DA Designees, the size of the Board shall be increased to that number of directors that would permit Dong-A to designate a number of directors to fill the vacancies created thereby that is commensurate with Dong-A’s and its affiliates’ collective beneficial ownership of the common stock outstanding at such time (taking into account any DA Designees already serving on the Board at such time). The compensation (including equity-based compensation) and rights to indemnity of, and reimbursement of expenses incurred by, the DA Designees that are members of the Board will be the same as those provided to other non-employee directors generally. When evaluating a prospective DA Designee for membership on the Board, the Board and the Nominating and Governance Committee shall apply the same review processes and standards as each of them, respectively, applies to other prospective non-employee directors generally.

In addition, the Investor Rights Agreement provides for a customary standstill for nine (9) months following our receipt of the Stockholder Approval. Furthermore, for so long as Dong-A has the right to designate any DA Designee to the Board, Dong-A will vote their shares of our common stock in favor of any Company Director (as defined in the Investor Rights Agreement) or any nominee designated by the Nominating and Corporate Governance Committee of the Board and against the removal of any Company Director, in each case, at any meeting of the stockholders of the Company.

The Investor Rights Agreement is filed as Exhibit 10.5 to this Current Report on Form 8-K. The foregoing summary of the terms of this document is subject to, and qualified in its entirety by, such document, which is incorporated herein by reference.

Related Party Transaction

Mr. Hyung Heon Kim, a member of the Board, is the General Counsel and a Vice President of Dong-A. Dong-A beneficially owns as of the date hereof approximately 10.8% of the issued and outstanding shares of our outstanding common stock. Mr. Kim is considered a related party and the transactions described in this Form 8-K constitute a “related party transaction” as defined by Item 404 of Regulation S-K.

Mr. Kim abstained from voting on the transactions described in this Form 8-K. In addition, the transactions described in this Form 8-K were unanimously approved by a transaction committee comprised solely of disinterested members of the Board before being recommended to the Board for approval and were then unanimously approved by the disinterested members of the Board.

Ms. Na Yeon (Irene) Kim, a member of the Board, is the Chief Executive Officer of E&Investment, Inc., the general partner of The E&Healthcare Investment Fund II, The E&Healthcare Investment Fund No. 6 and The E&Healthcare Investment Fund No. 7 (the “E&H Funds”). Ms. Kim beneficially owns as of the date hereof approximately 22.6% of the issued and outstanding shares of our outstanding common stock. Ms. Kim and the E&H Funds are each considered a related party and the Registration Rights Agreement described in this Form 8-K constitutes a “related party transaction” as defined by Item 404 of Regulation S-K.

Ms. Kim abstained from voting on the Registration Rights Agreement. As noted above, the transactions described in this Form 8-K were unanimously approved by a transaction committee comprised solely of disinterested members of the Board before being recommended to the Board for approval and were then unanimously approved by the disinterested members of the Board.

In reviewing the transactions described in this Form 8-K, the transaction committee and the disinterested members of the Board considered all relevant facts and circumstances, including without limitation, whether the transactions with Dong-A described in this Form 8-K were proposed to be, or were, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, the commercial reasonableness of the terms, the benefit and perceived benefit (or lack thereof) to the Company, opportunity costs of alternate transactions, the materiality and character of Mr. Kim’s and Dong-A’s and Ms. Kim’s and the E&H Funds’ direct or indirect interest, and Mr. Kim’s and Dong-A’s and Ms. Kim’s and the E&H Funds’ actual or apparent conflict of interest, the transaction committee and the disinterested members of the Board determined that upon consideration of all relevant information, the transactions described in this Form 8-K were in the best interests of the Company and its stockholders.

Item 3.02	Unregistered Shares of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the expected effectiveness of the transactions contemplated by the License Agreement and the closing of the Dong-A Financing, statements regarding the License Agreement, the Company’s integration of the assets licensed therein, the effect of the transactions contemplated by the License Agreement and the closing of the Dong-A Financing on the Company’s business strategy, the market size and potential growth opportunities of the Company’s current and future product candidates, capital requirements and use of proceeds, clinical development activities, the timeline for, and results of, clinical trials, regulatory submissions, and potential regulatory approval and commercialization of its current and future product candidates. Forward-looking statements are usually identified by the use of words, such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “may,” “potential,” “will,” “could” and similar expressions. Actual results may differ materially from those indicated by forward-looking statements as a result of various important factors and risks. These factors, risks and uncertainties include, but are not limited to: (1) the structure, timing and ability to satisfy the conditions to closing the License Agreement; (2) the Company’s ability to be continued to be listed on the NASDAQ Capital Market; (3) the ability to realize the benefits of the License Agreement, including the impact on future financial and operating results of the Company; (4) the ability to integrate the new product candidates to be licensed as part of the transaction into the Company’s business in a timely and cost-efficient manner; (5) the cooperation of our contract manufacturers, clinical study partners and others involved in the development of our current and future product candidates; (6) costs related to the License Agreement, known and unknown, including costs of any litigation or regulatory actions relating to the License Agreement; (7) changes in applicable laws or regulations; (8) effects of changes to the Company’s stock price on the terms of the License Agreement and any future fundraising; and (9) the ability of the Company to successfully raise funds to meet the conditions of the License Agreement. Please refer to the Company’s most recent annual report on Form 10-K, as well as the Company’s subsequent filings on Form 10-Q and Form 8-K, which are available on the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any forward-looking statements in this Form 8-K. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

No.	Description

10.1*	License Agreement, between by and between Dong-A ST Co., Ltd. and the Company, dated September 14, 2022

10.2	Shared Services Agreement, between by and between Dong-A ST Co., Ltd. and the Company, dated September 14, 2022

10.3**	Securities Purchase Agreement, by and between Dong-A ST Co., Ltd. and the Company, dated September 14, 2022

10.4	Registration Rights Agreement, by and among Dong-A ST Co., Ltd., The E&Healthcare Investment Fund II, The E&Healthcare Investment Fund No. 6, The E&Healthcare Investment Fund No. 7 and the Company, dated September 14, 2022

10.5	Investor Rights Agreement, by and between Dong-A ST Co. Ltd. and the Company, dated September 14, 2022

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*	Certain portions of the License Agreement that are not material and is of the type that the registrant treats as private or confidential have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of the unredacted License Agreement will be furnished to the SEC upon request.
**	Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: September 14, 2022	By:	/s/ Gil Price, M.D.
Gil Price, M.D.
President and Chief Executive Officer